Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Dated as of April 13, 2022

Principal Amount: Up to $1,165,339.17	New York, New York

Global SPAC Partners Co., a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Gorilla Technology Group Inc., a Cayman Islands exempted company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to One Million One Hundred Sixty-Five Thousand Three Hundred Thirty-Nine U.S. Dollars and Seventeen Cents ($1,165,339.17) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be due and payable by the Maker on the earlier of (such date, the “Maturity Date”), subject to Section 12 below, (a) the date that Maker consummates the Maker’s initial business combination and (b) the date of the liquidation of the Maker. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest.  No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. The Payee will fund up to One Million One Hundred Sixty-Five Thousand Three Hundred Thirty-Nine U.S. Dollars and Seventeen Cents ($1,165,339.17) into the trust account of the Maker established in connection with its initial public offering (the “Trust Account”), such amounts to be for the benefit of the Maker’s unredeemed Class A ordinary shares upon redemption or liquidation of the Maker, all in accordance with the Maker’s amended and restated memorandum and articles of association. The principal of this Note may be drawn down in three equal amounts of $388,446.39 per withdraw, between the 13th and 20th of each of April, May and June 2022, up until the date on which the Maker consummates its initial business combination, upon written request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must be made before the 13th of each applicable month, and state the amount to be drawn down. The Payee, in its sole discretion, shall fund each Drawdown Request via a wire transfer directly to the Trust Account no later than the 20th of each applicable month; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed One Million One Hundred Sixty-Five Thousand Three Hundred Thirty-Nine U.S. Dollars and Seventeen Cents ($1,165,339.17). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests. Except as set forth herein, no fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

4. Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees, and then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default.  The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within one (1) business day of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability.  The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9. Notices.  All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (a) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (“the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the units issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (333--249465) filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The provisions of this Section 12 shall be in addition to, and not in limitation of, any releases of Claims provided by the Payee pursuant to any other agreement between the Payee and the Maker, including, without limitation, that certain Business Combination Agreement, dated as of December 21, 2021, by and among the Maker, the Payee and Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Payee, solely with respect to certain sections thereof.

13. Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without the required consent shall be void.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Global SPAC Partners Co.

By:	/s/ Bryant B. Edwards
Name: Bryant B. Edwards
Title: CEO

IN WITNESS WHEREOF, the Payee, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Gorilla Technology Group Inc.

By:	/s/ Sih-Ping “Spincer” Koh
Name: Dr. Sih-Ping “Spincer” Koh
Title: CEO

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